Exhibit 10.10

MAUI LAND & PINEAPPLE COMPANY, INC.

2006 EQUITY AND INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE

Maui Land & Pineapple Company, Inc., a Hawaii corporation (the “Company”), pursuant to its 2006 Equity and Incentive Award Plan (the “Plan”), hereby grants to the holder listed below (“Holder”) the number of shares of the Company’s common stock, no par value (“Stock”), set forth below (the “Shares”).  This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, each of which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”).

Holder:

Grant Date:

Total Number of

Shares of Restricted Stock:

Vesting Schedule:

Subject to the terms and conditions of the Plan, this Grant Notice and the Restricted Stock Agreement, the Company’s Forfeiture Restriction (as defined in the Restricted Stock Agreement) shall lapse as to 250 Shares on each of June xx, 200x, September xx, 200x, December xx, 200x, March xx, 200x, June xx, 200x, September 28, 2007, December 31, 2007, March 31, 2008, June 30, 2008, September xx, 200x, December xx, 200x, and March xx, 200x.

In no event, however, shall the Forfeiture Restriction (as defined in the Restricted Stock Agreement) lapse as to any additional Shares following Holder’s Termination of Employment, Termination of Consultancy, or Termination of Directorship, as applicable.

By his or her signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice.  Holder has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan.  Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under or relating to the Plan, this Grant Notice or the Restricted Stock Agreement.  If Holder is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

MAUI LAND & PINEAPPLE COMPANY, INC.:		HOLDER:

By:		By:

Print Name:		Print Name:
Title:
Address:	P.O. Box 187	Address:
Kahului, Maui, Hawaii 96733

Attachments:        Restricted Stock Award Agreement (Exhibit A)

2

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Maui Land & Pineapple Company, Inc., a Hawaii corporation (the “Company”), has granted to Holder the number of shares of the Company’s common stock, no par value (“Stock”), set forth in the Grant Notice (the “Shares”), upon the terms and conditions set forth in the Company’s 2006 Equity and Incentive Award Plan (the “Plan”), the Grant Notice and this Agreement.

ARTICLE I

GENERAL

1.1           Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.

1.2           Incorporation of Terms of Plan.  The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference.

ARTICLE II

GRANT OF RESTRICTED STOCK

2.1           Grant of Restricted Stock.  In consideration of Holder’s past and/or continued employment with or service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company hereby agrees to issue to Holder the Shares, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement.

2.2           Issuance of Shares.  The issuance of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of the Grant Notice by the parties or on such other date as the Company and Holder shall agree (the “Issuance Date”).  Subject to the provisions of Article IV, the Company shall issue the Shares (which shall be issued in Holder’s name) on the Issuance Date.

2.3           Conditions to Issuance of Stock Certificates.  The Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions:

(a)         The admission of such Shares to listing on all stock exchanges on which the Stock is then listed;

(b)         The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)         The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)         The lapse of such reasonable period of time following the Issuance Date as the Administrator may from time to time establish for reasons of administrative convenience; and

(e)         The receipt by the Company of full payment for all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of such Shares.

2.4           Rights as Stockholder.  Except as otherwise provided herein, upon delivery of the Shares to the escrow agent pursuant to Article IV, Holder shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares; provided, however, that any and all extraordinary cash dividends paid on such Shares and any and all shares of Stock, capital stock or other securities or property received by or distributed to Holder with respect to the Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company shall also be subject to the Forfeiture Restriction (as defined in Section 3.1) and the restrictions on transfer in Section 3.4 until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Forfeiture Restriction pursuant to this Agreement).  In addition, in the event of any merger, consolidation, share exchange or reorganization affecting the Shares, including, without limitation, a Change in Control, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction received with respect to, in exchange for or in substitution of the Shares shall also be subject to the Forfeiture Restriction (as defined in Section 3.1) and the restrictions on transfer in Section 3.4 until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Forfeiture Restriction pursuant to this Agreement).  Any such assets or other securities received by or distributed to Holder with respect to, in exchange for or in substitution of any Unreleased Shares (as defined in Section 3.3) shall be immediately delivered to the Company to be held in escrow pursuant to Section 4.1.

ARTICLE III

RESTRICTIONS ON SHARES

3.1           Forfeiture Restriction.  Subject to the provisions of Section 3.2, if Holder has a Termination of Employment, Termination of Consultancy, or Termination of Directorship, as applicable, for any or no reason, all of the Unreleased Shares (as defined in Section 3.3) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”).  Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited by Holder.  In the event any of the Unreleased Shares are forfeited under this Section 3.1, any cash, cash equivalents, assets or securities received by or distributed to Holder with respect to, in exchange for or in substitution of such Shares and held by the escrow agent pursuant to Section 4.1 and the Joint Escrow Instructions shall be promptly transferred by the escrow agent to the Company.

3.2           Release of Shares from Forfeiture Restriction.  The Shares shall be released from the Forfeiture Restriction as indicated in the Grant Notice.  Any of the Shares released from the Forfeiture Restriction shall thereupon be released from the restrictions on transfer under Section 3.4.  In the event any of the Shares are released from the Forfeiture Restriction, any dividends or other distributions paid on such Shares and held by the escrow agent pursuant to Section 4.1 and the Joint Escrow Instructions shall be promptly paid by the escrow agent to Holder.

3.3           Unreleased Shares.  Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.”

3.4           Restrictions on Transfer.  Unless otherwise permitted by the Administrator pursuant to the Plan, no Unreleased Shares or any dividends or other distributions thereon or any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to sale or other disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such sale or other disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted sale or other disposition thereof shall be null and void and of no effect.

ARTICLE IV

ESCROW OF SHARES

4.1           Escrow of Shares.  To insure the availability for delivery of Holder’s Unreleased Shares in the event of forfeiture of such Shares by Holder pursuant to Section 3.1, Holder hereby appoints the Secretary of the Company, or any other person designated by the Administrator as escrow agent, as his or her attorney-in-fact to assign and transfer unto the Company, such Unreleased Shares, if any, forfeited by Holder pursuant to Section 3.1 and any dividends or other distributions thereon, and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Administrator, any share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached as Exhibit C to the Grant Notice.  The Unreleased Shares and stock assignment shall be held by the Secretary of the Company, or such other person designated by the Administrator, in escrow, pursuant to the Joint Escrow Instructions of the Company and Holder attached as Exhibit D to the Grant Notice, until the Unreleased Shares are forfeited by Holder as provided in Section 3.1, until such Unreleased Shares are released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect.  Upon release of the Unreleased Shares from the Forfeiture Restriction, the escrow agent shall deliver to Holder the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Holder in accordance with the terms of the Joint Escrow Instructions attached as Exhibit D to the Grant Notice, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.  If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement.  If any dividends or other distributions are paid on the Unreleased Shares held by the escrow agent pursuant to this Section 4.1 and the Joint Escrow Instructions, such dividends or other distributions shall also be subject to the restrictions set forth in this Agreement and held in escrow pending release of the Unreleased Shares with respect to which such dividends or other distributions were paid from the Forfeiture Restriction.

4.2           Transfer of Forfeited Shares.  Holder hereby authorizes and directs the Secretary of the Company, or such other person designated by the Administrator, to transfer the Unreleased Shares which have been forfeited by Holder to the Company.

4.3           No Liability for Actions in Connection with Escrow.  The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow while acting in good faith and in the exercise of its judgment.

ARTICLE V

OTHER PROVISIONS

5.1           Adjustment for Stock Split.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the Administrator shall make appropriate and equitable adjustments in the Unreleased Shares subject to the Forfeiture Restriction and the number of Shares, consistent with any adjustment under Section 11.3 of the Plan.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or other securities, property or cash which may be issued in respect of, in exchange for, or in substitution of the Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

5.2           Taxes.  Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement.  Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.  Holder understands that Holder will recognize ordinary income for federal income tax purposes under Section 83 of the Code as the restrictions applicable to the Unreleased Shares lapse.  In this context, “restriction” includes the Forfeiture Restriction.  Holder understands that Holder may elect to be taxed for federal income tax purposes at the time the Shares are issued rather than as and when the Forfeiture Restriction lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty days following the date of purchase.  A form of election under Section 83(b) of the Code is attached to the Grant Notice as Exhibit E.

HOLDER ACKNOWLEDGES THAT IT IS HOLDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF HOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HOLDER’S BEHALF.

5.3           Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.4           Administration.  The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be binding, conclusive and final upon Holder, the Company and all other interested persons.  No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Shares.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and this Agreement.

5.5           Restrictive Legends and Stop-Transfer Orders.

(a)         Any share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend and any other legend(s) that may be required by any applicable federal or state securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b)         Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)         The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

5.6           Tax Withholding.

(a)         The Company shall be entitled to require payment of any sums required by federal, state or local tax law to be withheld with respect to the transfer of the Shares or the lapse of the Forfeiture Restriction with respect to the Shares, or any other taxable event related thereto.  The Company may permit Holder to make such payment in one or more of the forms specified below:

(i)            by cash or check made payable to the Company;

(ii)           by the deduction of such amount from other compensation payable to Holder;

(iii)          by tendering Shares which are not subject to the Forfeiture Restriction and which have a then current Fair Market Value not greater than the amount necessary to satisfy the Company’s withholding obligation based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes; or

(iv)          in any combination of the foregoing.

(b)           In the event Holder fails to provide timely payment of all sums required by the Company pursuant to Section 5.6(a), the Company shall have the right and option, but not obligation, to treat such failure as an election by Holder to provide all or any portion of such required payment by means of tendering Shares in accordance with Section 5.6(a)(iii).

5.7           Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder’s signature on the Grant Notice.

By a notice given pursuant to this Section 5.7, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.8           Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.9           Governing Law; Severability.  This Agreement shall be administered, interpreted and enforced under the laws of the State of Hawaii without regard to conflicts of laws thereof.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

5.10         Conformity to Securities Laws.  Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.11         Amendments.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Holder and by a duly authorized representative of the Company.

5.12         No Employment Rights.  If Holder is an employee, nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Holder.

5.13         Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.